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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion and incorporation by reference in this Registration Statement on Form S-3 to register 2,875,000 shares of common stock of our report dated February 4, 2000 relating to the financial statements of Cubist Pharmaceuticals, Inc. (the "Company"), which appears in such Registration Statement and in the Company's 1999 Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 10, 2000